Exhibit 107

Calculation of Filing Fee Tables

Amendment No. 2 to

FORM S-4

(Form Type)

ScanTech AI Systems Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities (1)

	Security Type	Securities Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees Calculated for the Currently Registered Securities	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	13,907,172 (2)	$11.02 (8)	$153,257,035.44	0.0001476	$22,620.74
	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1)	1,458,200 (4)	$11.02 (8)	$15,821,470.00	0.0001476	$2,371.84
	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(2)	14,184,397 (6)	$0.157(10)	$2,214,391.27	0.0001476	$326.84
							0.0001476	$25,319.42

Fees Recalculated for the Piously Registered Securities	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	4,514,832 (3)	$10.85 (7)	$48,985,927.20	0.0001476	$7,230.32
	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	1,458,200 (4)	$10.85 (7)	$15,821,470.00	0.0001476	$2,371.84
	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(2) and 457(c)	11,144,883 (5)	$0.123 (9)	$1,367,047.63	0.0001476	$201.78
							0.0001476	$9,767.35

Fees Previously Paid	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	4,514,832 (3)	$10.85 (7)	$48,963,353	0.0001476	$7,226.99
	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	1,458,200 (4)	$10.85 (7)	$15,814,179	0.0001476	$2,334.17
	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	11,144,883 (5)	$10.85 (7)	$120,866,261	0.0001476	$17,839.86
						$185,643,793	0.0001476	$27,401.02
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts							$25,319.42
	Total Fees Previously Paid							$27,401.02
	Total Fee Offsets							$0.00
	Total Fee Due							$0.00

(1)	This filing fee table revises the previous filing fee table pursuant to Rule 457(f)(2). The previous filing fee was calculated in accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on $10.85, the average of the high and low prices of Mars’ ordinary shares as reported on The Nasdaq Global Market on June 25, 2024. The fee should have been calculated in accordance with Rule 457(f)(2) for Pubco Common Shares expected to be issued to holders of ScanTech Class B membership units pursuant to Amendment No. 2 to the Business Combination Agreement. ScanTech is a private company, no market exists for its securities, and ScanTech has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of ScanTech issuable to the holders of ScanTech Class B membership units is one-third of the par value of its Class B membership units (calculated as of June 25, 2024) expected to be exchanged pursuant to the Business Combination Agreement. As such, the maximum aggregate offering price should have been $1,367,047.63 with corresponding filing fee of $201.78. The total fee previously paid was $27,401.02 and the corrected total fee should have been $9,767.35 with an overpayment of $17,633.67. Capitalized terms are defined as below.

(2)	Includes the maximum number of shares of common stock, $0.0001 par value per share (“Pubco Common Shares”), of the registrant, ScanTech AI Systems Inc., a Delaware corporation (“Pubco”), issuable to shareholders of Mars Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands (“Mars”) in connection with the business combination (the “Business Combination”) to be effected with ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“ScanTech”) pursuant to Amendment No. 4 to the business combination agreement (the “Business Combination Agreement,” and transactions contemplated thereby (the “Business Combination”). Based on the maximum number of shares of Pubco Common Stock issuable to security holders of ScanTech in connection with the Business Combination, in exchange for their outstanding securities of ScanTech. The number of shares of Pubco Common Stock being registered consists of

i)	assuming no redemptions of Ordinary Shares, 7,986,972 shares of Pubco Common Stock issuable to the Public Shareholders of Mars (which includes: (a) 2,081,432 Ordinary Shares, (b) 1,380,000 Ordinary Shares underlying the Rights, (c) 362,676 shares of Pubco Common Stock to be issued to Public Shareholders in connection with the Initial Extension Meeting, and (d) 4,162,864 additional shares of Pubco Common Stock pursuant to Section 1.11(b) of the Business Combination Agreement.),

ii)	6,550,400 shares of Pubco Common Stock issuable to the Insiders of Mars (which includes: (a) 2,116,000 Ordinary Shares; (b) 78,200 Ordinary Shares underlying the Rights; (c) 41,400 shares of Pubco Common Stock issued in connection with the two promissory notes entered into on March 31, 2024, and April 30, 2024, between Mars and affiliates of the Sponsor for loans for working capital purposes (the “Notes”); and (d) 4,314,800 additional shares of Pubco Common Stock, which includes 2 shares of Pubco Common Stock for every (A) 2,116,000 Ordinary Shares and (B) 41,400 shares of Pubco Common Stock issued in connection with the Notes, pursuant to Section 1.11(b) of the Business Combination Agreement), and

iii)	828,000 shares of Pubco Common Stock issuable to Maxim Group LLC.

(3)	Based on the maximum number of shares of Pubco Common Stock issuable to security holders of Mars in connection with Amendment No. 2 to the Business Combination, in exchange for their outstanding securities of Mars. The number of shares of Pubco Common Stock being registered consists of (i) 2,081,432 shares of Pubco Common Stock issuable to the Public Shareholders of Mars, assuming no redemptions of Ordinary Shares, (ii) 2,116,000 shares of Pubco Common Stock issuable to the Insiders of Mars, (iii) 41,400 shares of Pubco Common Stock issuable to the Insiders pursuant to promissory notes issued by Mars, and (iv) 276,000 shares of Pubco Common Stock issuable to Maxim Group LLC.

(4)	The number of shares of Pubco Common Stock, being registered consists of (i) 1,380,000 shares of Pubco Common Stock issuable upon automatic conversion of outstanding Rights and (ii) 78,200 shares of Pubco Common Stock issuable upon automatic conversion of outstanding Rights held by Insiders.

(5)	Represents shares of Pubco Common Stock to be issued to Company Holder Participants as Merger Consideration pursuant to Amendment No. 2 of the Business Combination Agreement.

(6)	Represents shares of Pubco Common Stock to be issued to Company Holder Participants as Merger Consideration pursuant to Amendment No. 4 of the Business Combination Agreement.

(7)	In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on $10.85, the average of the high and low prices of Mars’ ordinary shares as reported on The Nasdaq Global Market on June 25, 2024.

(8)	In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on $11.02, the average of the high and low prices of Mars’ ordinary shares as reported on The Nasdaq Capital Market on September 26, 2024.

(9)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. ScanTech is a private company, no market exists for its securities, and ScanTech has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of ScanTech issuable to the holders of ScanTech Class B membership units is one-third of the par value of its Class B membership units (calculated as of June 25, 2024) expected to be exchanged pursuant to the Business Combination Agreement.

(10)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. ScanTech is a private company, no market exists for its securities, and ScanTech has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of ScanTech issuable to the holders of ScanTech Class B membership units is one-third of the par value of its Class B membership units (calculated as of September 26, 2024) expected to be exchanged pursuant to the Business Combination Agreement.